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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                 VOLKSWAGEN PUBLIC AUTO LOAN SECURITIZATION, LLC

         The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. Section 18-101 et seq., and hereby states as follows:

                                    ARTICLE I

         The name of the limited liability company is Volkswagen Public Auto Loan Securitization, LLC (hereinafter referred to as the "Company").

                                   ARTICLE II

         The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

                                   ARTICLE III

         The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.



         IN WITNESS OF THE FOREGOING, the undersigned has duly executed this Certificate of Formation this 27th day of February, 2003.




                                                     By: /s/ Kevin Warns
                                                          -----------------
                                                          Kevin Warns
                                                          Authorized Person